EXHIBIT 10.77

IMAGING DIAGNOSTIC SYSTEMS, INC.

2007 NON-STATUTORY STOCK OPTION PLAN

I.  PURPOSE OF THE PLAN

This 2007 Non-Statutory Stock Option Plan (the “Plan”) is intended to promote the interests of Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), by providing (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations) and (ii) consultants and other independent advisors who provide valuable services to the Company (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or its parent or subsidiary corporations).

For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.           DEFINITIONS

As used herein, the following definitions shall apply:

“Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company if no Committee is appointed.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee appointed by the Board in accordance with paragraph (A) of Section IV of the Plan, if one is appointed, or the Board if no committee is appointed.

“Common Stock” shall mean the no par value common stock of the Company.

“Company” shall mean Imaging Diagnostic Systems, Inc., a Florida corporation.

“Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, but does not include a director of the Company who is compensated for services as a director only with the payment of a director’s fee by the Company.

“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

“Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a director’s fee by the Company shall not be sufficient to create “employment” by the Company.

“ “Non-Employee Director” shall mean a director who:

 (i)           Is not currently an officer (as defined in Section 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company or a Parent or Subsidiary of the Company, or otherwise currently employed by the Company or a Parent or Subsidiary of the Company.

 (ii)           Does not receive compensation, either directly or indirectly, from the Company or a Parent or Subsidiary of the Company, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

 (iii)           Does not possess an interest in any other transaction and is not engaged in any business relationship for which disclosure would be required pursuant to Rule 404(a) or Rule 404(b) of Regulation S-K adopted by the United States Securities and Exchange Commission.

“Non-Statutory Stock Option” shall mean an Option granted under this Plan.

“Option” shall mean a Non-Statutory Stock Option.  No option granted under this Plan shall be treated as an incentive stock option under Section 422 of the Code.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean an Employee, Director or Consultant who is granted an Option.

“Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” shall mean this 2007 Non-Statutory Stock Option Plan.

“Share” shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section X of the Plan.

“Service” shall mean service to the Company or Employee, Consultant or Director.

“Stock Option Agreement” shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

III.           STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section IX of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan, is 15,693,358 shares of Common Stock.  Shares of the  Common Stock shall be available for issuance under the Plan and may be drawn from the Company’s authorized but unissued shares of Common Stock, from reacquired shares of Common Stock, including shares repurchased by the Company on the open market, or from Common Stock otherwise reserved pursuant to this Plan.  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the Shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan.  Shares issued under the Plan shall not be available for subsequent option grant under the Plan.  In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities and price per share in effect under each outstanding option under the Plan.  Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options.

The adjustments determined by the Committee shall be final, binding and conclusive.

Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

IV.           ADMINISTRATION OF THE PLAN.

Procedure.  The Plan shall be administered by the Board or a Committee appointed by the Board consisting of two or more Non-Employee Directors to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe.

 (i)           Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph (A)(i) of this Section IV shall be the Board of Directors of the Company).  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

 (ii)           Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

Powers of the Board.  Subject to the provisions of the Plan, the Board shall have the authority, in its discretion:

To grant Non-Statutory Stock Options as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under the Plan; provided, however, that in no event shall a Non-Statutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a “tandem” exercise arrangement such that the exercise of one such Option affects the Optionee’s right to exercise the other Option granted under such Stock Option Agreement;

To determine, upon review of relevant information and in accordance with Section VII (e) of the Plan, the fair market value of the Common Stock;
To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section VII of the Plan;

To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

To interpret the Plan;

To prescribe, amend and rescind rules and regulations relating to the Plan;

To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section VII of the Plan;

To reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option Right was granted;

To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

To make all other determinations deemed necessary or advisable for the administration of the Plan.

Effect of Board’s Decision.  All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under the Plan.

V.           ELIGIBILITY

Persons Eligible.  Options may be granted to any Employee, Director or Consultant selected by the Board; provided however, that a Consultant shall be ineligible to receive Options hereunder in consideration of services relating to the offer or sale of securities in a capital raising transaction or the direct or indirect promotion or maintenance of a market for the Company’s securities.  An Employee who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section V.  An Employee or other person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

No Effect on Relationship.  The Plan shall not confer upon any Optionee any right with respect to continuation of employment, directorship, consultancy or any other relationship with the Company nor shall it interfere in any way with his/her right or the Company’s right to terminate his/her employment, directorship, consultancy or any other relationship at any time.

VI.           TERM OF PLAN

The Plan becomes effective on the date the Plan is approved by the shareholders of the Company.   It shall continue in effect until a date that is 10 years after such approval, unless sooner terminated under Section XI of the Plan.

VII.           TERMS & CONDITIONS OF THE OPTIONS

Options granted pursuant to the Plan shall be authorized by action of the Committee and will be Non-Statutory Options.  Each granted option shall be evidenced by one or more instruments in the form approved by the Committee; provided, however, that each such instrument shall comply with the terms and conditions specified below.

Option Price.

The Committee shall fix the option price per share.  In no event, however, shall it be less than 100% of the fair market value per share of Common Stock on the date of the option grant.
The option price shall become immediately due upon exercise of the option and, subject to the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:
(a)           full payment in cash or check drawn to the Company’s order;

(b)           full payment in shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date (as such term is defined below);

(c)           full payment in a combination of shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date and cash or check; or

(d)           full payment through a broker-dealer sale and remittance procedure provided that sale of the Optioned stock is permitted as a result of an effective registration statement under the Securities Act of 1933, as amended, and compliance with all applicable securities laws, pursuant to which the Optionee (i) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this Section VII, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company.  Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

 (e)           If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the NASDAQ National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market System or any successor system.  If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

 (f)           If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

 (g)           If the Common Stock is quoted on the NASDAQ Small Cap Market, or any similar system of automated dissemination of quotations of securities process in common use, the fair market value shall be the mean between the closing bid and asked quotations for the Common Stock on such date.

 (h)           If neither clause (e), (f) or (g) is applicable, then the fair market value shall be the mean between the closing bid and asked quotations for the Common Stock as reported by the National Quotation Bureau, Inc., if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding business days.

 (i)           If neither clause (e), (f), (g) or (h) is applicable, then the fair market value shall be determined by the Committee using such criteria as it deems appropriate.

Term and Exercise of Options.  Each Option shall be exercisable at such time or times, during such period and subject to such conditions, including performance criteria with respect to the Company and Optionee, as may be determined by the Committee and set forth in the stock option agreement evidencing the grant.  No such option, however, shall have a maximum term in excess of 10 years from the grant date.  An Option may not be exercised for a fraction of a share.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee’s death.

Termination of Service.

Except to the extent otherwise provided pursuant to Section VII (n), the following provisions shall govern the exercise period applicable to any outstanding Options under the Plan which are held by the Optionee at the time of his or her cessation of Service:

(j)           Should the Optionee cease Service for any reason other than death (including permanent disability as defined in Section 22(e)(3) of the Code) while holding one or more outstanding Options under the Plan, then none of those Options shall (except to the extent otherwise provided pursuant to Section VII (n)) remain exercisable beyond the limited post-Service period designated by the Committee at the time of the Option grant and set forth in the Option agreement.

 (k) During the term of the Option if the Optionee was at the time of his death an Employee and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death.

 (l) Under no circumstances, however, shall any such Option be exercisable after the specified expiration date of the Option term.

 (m) During the limited post-Service exercise period, the Option may not be exercised for more than the number of shares for which the Option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be exercisable.  However, upon the Optionee’s cessation of Service, each outstanding Option at the time held by the Optionee shall immediately terminate and cease to be outstanding with respect to any shares for which the Option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

 (n) Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its Parent or Subsidiary, then in any such event all outstanding Options held by the Optionee under this Plan shall terminate immediately and cease to be exercisable.

The Committee shall have complete discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to permit one or more Options held by the Optionee under this Plan to be exercised, during the limited period of exercisability provided under subparagraph (i) above, not only with respect to the number of shares for which each such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments for which the Option would otherwise have become exercisable during such limited period had such cessation of Service not occurred.

For purposes of the foregoing provisions of this section (and for all other purposes under the Plan):

 (o) The Optionee shall (except to the extent otherwise specifically provided in the applicable Option agreement) be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any Parent or Subsidiary) in the capacity of an Employee, a Non-Employee Director or a Consultant.
 (p) The Optionee shall be considered to be an Employee for so long as he or she remains in the employ of the Company or one or more Parent or Subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Stockholder Rights.  An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option by written notice to the Company, paid the Option price for the purchased shares and been issued a stock certificate for such shares.

Extension Of Exercise Period.  The Committee shall have full power and authority to extend the period of time for which any Option granted under this section is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under this section to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the Option term.

VIII.           NON-TRANSFERABILITY OF OPTIONS

An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

IX.           ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.  The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.  In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.  If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

X.  TIME OF GRANTING OPTIONS

The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option.  Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant.  Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections II and XIV hereof, setting forth the terms and conditions of such Option.

XI.  AMENDMENT AND TERMINATION OF THE PLAN

Amendment and Termination.  The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company holding a majority of the outstanding voting stock of the Company, who are present or represented and entitled to vote thereon:

An increase in the number of Shares subject to the Plan above the number of Shares set forth in Section III of the Plan, other than in connection with an adjustment under Section IX of the Plan;

Any material amendment under the Plan that would have to be approved by the shareholders of the Company for the Committee to continue to be able to grant Options under the Plan.

Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

XII.  CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which, in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

XIII.  RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

XIV.  OPTION AGREEMENT

Each Option granted to an Employee or other persons shall be evidenced by a written Stock Option Agreement in such form, as the Committee shall approve.  In the event of conflict between the terms of this Plan and the terms of a Stock Option Agreement, the terms of the Plan shall prevail and supersede the terms of the Agreement.

XV.  INFORMATION TO OPTIONEES

The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.  The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

XVI.  GENDER

As used herein, the masculine, feminine and neuter genders shall be deemed to include the others in all cases where they would so apply.

XVII.  CHOICE OF LAW

All questions concerning the construction, validity and interpretation of this Plan and the instruments evidencing options will be governed by the internal law, and not the law of conflicts, of the State of Florida.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of July 26, 2007.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By: /s/ Timothy B. Hansen
Name: Timothy B. Hansen
Title: Chief Executive Officer

ATTEST:

By: /s/ Allan L. Schwartz
Name: Allan L. Schwartz
Title: Secretary